                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1


            LIST OF SUBSIDIARIES OF ASHFORD HOSPITALITY TRUST, INC.

NAME                                                  JURISDICTION OF FORMATION/INCORPORATION
----                                                  ---------------------------------------
Ashford OP General Partner LLC                                          Delaware

Ashford OP Limited Partner LLC                                          Delaware

Ashford Hospitality Limited Partnership                                 Delaware

Ashford Properties General Partner LLC                                  Delaware

Ashford Dulles LP                                                       Delaware

Ashford Las Vegas LP                                                    Delaware

Ashford Dallas LP                                                       Delaware

Ashford Austin LP                                                       Delaware

Ashford Covington LP                                                    Delaware

Ashford Holtsville LP                                                   Delaware

Ashford TRS Corporation                                                 Delaware